                                                                   EXHIBIT 10.12

                          TENNECO RABBI TRUST AGREEMENT


         This Tenneco Rabbi Trust Agreement (the "Trust Agreement" or "Agreement") is made and entered into as of this 3rd day of November, 1999.

         WHEREAS, the Tenneco Rabbi Trust (the "Trust") is being adopted as set forth below by Pactiv Corporation ("Pactiv") and shall be maintained by and between Pactiv and one or more individuals as trustees (each a "Trustee" and collectively, the "Trustees") to effect certain terms of the Human Resources Agreement between Tenneco Inc. and Pactiv Corporation f/k/a Tenneco Packaging Inc. (the "HR Agreement") and certain charitable contribution commitments of Tenneco Inc. (Terms not defined herein shall have the meaning set forth in or incorporated by reference into the HR Agreement.);

         WHEREAS, effective on the date (the "Effective Date") on which the common stock of Pactiv is distributed to the stockholders of Tenneco (the "Spin-off"), Tenneco Management Company ("TMC") shall be obligated to make the payments pursuant to the plans and agreements described on Appendix A (collectively the "Plans" and each a "Plan") to satisfy certain obligations, including obligations allocated to the Packaging Group under the HR Agreement;

         WHEREAS, Pactiv wishes to maintain the Trust assets, until paid as specified herein;

         WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plan(s) as either a structure not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

         NOW, THEREFORE, the parties do hereby agree as follows:

1.       ESTABLISHMENT OF TRUST.

         (a) The Trust is hereby adopted and shall be comprised, held and disposed of as set forth in this Trust Agreement. Certain assets have been contributed to the Trust. Subject to the terms and conditions explicitly set forth herein, the Trust hereby established is irrevocable.

         (b) The Trust is intended to be a grantor trust, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (the "Code") and shall be construed accordingly.

         (c) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Pactiv. Except as required by law or otherwise expressly provided herein, Trust assets shall be used exclusively for the uses and purposes of Plan participants. (Plan participants and their beneficiaries are referred to collectively herein as the "Beneficiaries.") The Beneficiaries shall have no beneficial ownership interest in any assets of the Trust. Any rights of the Beneficiaries created under the Plan(s) shall be unsecured contractual rights of the Beneficiaries. Notwithstanding any term or provision of this Trust Agreement, this Trust Agreement shall not, and shall not be deemed to, in any way amend, supersede or otherwise modify any term or provision of any other agreement, including without limitation, the HR Agreement. In addition, nothing in this provision shall be deemed to change any allocation between Tenneco Inc. and Pactiv of any liabilities, costs or obligations set forth in the Distribution Agreement entered into between the same parties in connection with the Spin-off. Any rights or remedies of any Beneficiary shall be cumulative and in addition to any rights or remedies under this Trust Agreement.

         (d) Any assets held by the Trust will be subject to the claims of the general creditors of Pactiv and any of Pactiv's domestic subsidiaries in the event of the insolvency of Pactiv as defined in Section 3 hereof.

         (e) Pactiv, in its sole discretion, may at any time, or from time to time, make additional deposits of cash in trust with the Trustees to augment the principal to be held, administered and disposed of by the Trustees as provided in this Trust Agreement.


2.       PAYMENTS TO BENEFICIARIES.

         (a) Tenneco Business Services Inc. or such other person or entity as shall be designated by the Trustees in writing in their sole discretion ("TBS") shall prepare for the Trustees a schedule (the "Payment Schedule"), which will be revised from time to time as appropriate, that indicates the amounts payable in respect of each Beneficiary, that provides a formula or other instructions acceptable to the Trustees for determining the amounts so payable, the form in which such amount is to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustees shall cause the Trust to make payments to the Beneficiaries in accordance with such Payment Schedule, as approved or revised by the Trustees. TBS shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments made hereunder and shall advise the Trustees in writing of the amounts to be withheld and paid to the appropriate taxing authorities. The Trustees may rely upon the determination of the TBS without independent verification.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by TBS or such party as it shall designate under the Plan(s). Any claim for such benefits shall be considered and reviewed under the procedures set forth in the Plan(s). Notwithstanding the foregoing, the Trustees may, without direction, make payments to Beneficiaries in such manner and in such amounts as the Trustees shall determine they are entitled to be paid based on the most recent information furnished to the Trustees upon which the Trustees may reasonably rely in making such determination. Notwithstanding any other provision hereof payments shall be available hereunder only to persons with respect to whom liabilities are allocated to the Packaging Group under the HR Agreement but who are excluded from coverage by the last sentence of Section 2.b. of the Pactiv Corporation Rabbi Trust and to persons who were directors of Tenneco Inc., but do not continue on the board of Tenneco Inc. or Pactiv after the Spin-off. Notwithstanding any other provision hereof, the Vice President - Law of Tenneco Europe Limited and the former general counsel of Tenneco Automotive Inc. shall be covered by this Trust to the extent obligations under their severance packages are allocated to the Packaging Group under the HR Agreement.

         (c) If the principal of the Trust, and any earnings thereon, are not sufficient to make payment of benefits in accordance with the terms of the Plan(s), Pactiv shall make the balance of each such payment as it falls due. The Trustees shall notify Pactiv at any time the principal and earnings in the Trust are not sufficient. Neither the existence of the Trust nor its termination shall relieve Pactiv of any obligation, including any obligation allocated to the Packaging Group under the HR Agreement, except to the extent that the obligation has been discharged.

3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN PACTIV IS INSOLVENT.

         (a) Pactiv shall be "insolvent" for purposes of this Trust Agreement if
(i) it is unable to pay its debts as they become due, or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) If Pactiv determines that it has become insolvent, it shall immediately notify the Trustees in writing of the insolvency. If a person claiming to be a creditor of Pactiv alleges in writing to any Trustee that Pactiv has become insolvent, the Trustees shall determine whether Pactiv is insolvent and, pending such determination, the Trustees shall discontinue payments to Beneficiaries from the Trust. The determination of the Trustees shall be final and binding.

         (c) Unless any Trustee has actual knowledge of Pactiv's insolvency, or has received notice from Pactiv or a person claiming to be a creditor alleging that it is insolvent, no Trustee shall have a duty to inquire whether Pactiv is insolvent. The Trustees may in all events rely on such evidence concerning the company's solvency as may be furnished to the Trustees and that provides the Trustees with a reasonable basis for making a determination concerning the company's solvency.


         (d) If at any time the Trustees have determined that Pactiv is insolvent, the Trustees shall discontinue payments to Beneficiaries from the Trust and shall hold the assets of the Trust for the benefit of Pactiv's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Beneficiaries to pursue their rights as general creditors.

         (e) The Trustees shall resume the payments to Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustees have determined that Pactiv is not insolvent (or is no longer insolvent).

         (f) Provided that there are sufficient assets, if the Trustees discontinue payments pursuant to Section 3(d) hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries for the period of such discontinuance.

4.       PAYMENTS TO PACTIV.

         Except as specifically provided herein, Pactiv shall have no right or power to direct the Trustees to return to it or to divert to any other company any of the Trust assets before all payments of benefits have been made to the Beneficiaries.

5.       THE TRUSTEES' POWERS OF INVESTMENT AND MANAGEMENT.

         The Trustees shall have the power to hold any and all assets constituting part of the Trust exclusively in cash and cash equivalents. Notwithstanding any other provision hereof, the Trustees may place the Trust assets with Bank of America N.A. ("B of A") under an Investment Management Account, and the assets may be invested in its Short Term Asset Management account or other investments consistent with the guidelines furnished by the Trustees with the execution of their initial agreement with B of A.

6.       DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and held as described in Section 5. hereof.

7.       ACCOUNTING BY THE TRUSTEES.

         The Trustees shall keep or cause to be kept accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made. The Trustees shall upon reasonable request furnish Pactiv's auditors sufficient information for purposes of the preparation of Pactiv's financial statements. The Trustees may cause TBS to perform the duties described in this Section 7 on behalf of the Trustees. The Trustees shall not be liable for any action or omission of TBS with respect thereto or of Pactiv with respect to its financial statements.

8.       RESPONSIBILITY OF THE TRUSTEES.

         (a) Except as provided herein or pursuant to procedures adopted by the Trustees, the Trustees shall act by action of the majority of individuals then serving as Trustees. No Trustee shall be liable for any action or inaction with respect to the Trust except for gross negligence or willful misconduct.

         (b) If the Trustees undertake or defend any litigation arising in connection with this Trust, Pactiv shall pay the cost thereof. The Trustees may select counsel for such purpose.

         (c) The Trustees may consult with legal counsel (who may also be counsel for Pactiv generally) with respect to any of their duties or obligations hereunder.

         (d) The Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants, custodians or other professionals to assist it in performing any of its duties or obligations hereunder. Such expense shall be paid by Pactiv. The Trustees may rely on such persons and entities without independent verification.

         (e) The Trustees shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein.

         (f) Notwithstanding any powers granted to the Trustees pursuant to this Trust Agreement or to applicable law, the Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         (g) Any action required to be taken by Pactiv, or direction given by Pactiv, shall be by resolution of its board of directors or by written direction of one or more of its president, any vice president or treasurer. The Trustees may rely upon a resolution or direction filed with the Trustees and shall have no responsibility for any action taken by the Trustees in accordance with any such resolution or direction.

9.       COMPENSATION AND EXPENSES OF THE TRUSTEES.

         Pactiv shall be responsible for all reasonable administrative expenses including without limitation the costs incurred by Trustees with respect to any matter included in Sections 5, 6, 7 and 8 hereof, the Trustees' fees and expenses and the office expenses described in Section 2.01 of the HR Agreement. If not so paid, the fees and expenses shall be paid from the Trust. The Trustees shall be entitled to reimbursement of expenses and fees as determined from time to time by the Trustees.

10.      TRUSTEE RESIGNATION.

         (a) Any individual who is serving as a Trustee may resign at any time by written notice to Pactiv, which shall be effective 30 days after receipt of such notice unless Pactiv and the individual agree otherwise.

         (b) Any individual who is serving as a Trustee may not be removed by Pactiv.

         (c) For purposes hereof, the death or incapacity of a Trustee shall be deemed an immediately effective resignation.

         (d) Notwithstanding any such resignation, the individual shall be entitled to the benefits of Section 14 and section 12(a) hereof.

11.      APPOINTMENT OF SUCCESSOR.

         (a) If an individual resigns in accordance with Section 10 hereof, the remaining individuals acting as Trustees may appoint any other individual as successor to replace him or her. The appointment shall be effective when accepted in writing by the successor, who shall have all of the rights and powers of the predecessor. The predecessor shall execute any instrument necessary or reasonably requested by Pactiv or the successor to evidence the transfer.

         (b) The successor need not examine records and acts of any predecessor and may retain or dispose of existing Trust assets, subject to the rules hereof. The successor shall not be responsible for and Pactiv shall indemnify and defend the successor from any claim or liability resulting from any action or inaction of any predecessor from any other past event or any condition existing at the time he or she becomes a successor.

12.      AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by each individual then serving as a Trustee, and Pactiv. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable.

         (b) The Trust shall terminate on the date on which Beneficiaries are no longer entitled to payments hereunder or on the date determined by a unanimous vote of the Trustees then serving; provided, however, that in no event shall the Trust terminate prior to December 31, 2001. Upon termination of the Trust any assets remaining shall be paid to Pactiv. From and after the date of such termination, the Trustees shall forever be released from any liability under or arising with respect to the Trust.

13.      MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without reference to its choice of law rules.

         (d) The preamble and preliminary recitals set forth above are hereby incorporated in and made part of this Trust Agreement.

14.      INDEMNIFICATION.

         Pactiv shall, to the fullest extent permitted by law, indemnify, defend and save harmless the Trustees from and against any and all liability (including any judgments, losses, damages, civil penalties, excise taxes, interest and any other form of liability or expense of any kind) or claim of liability (as defined above and including any investigatory action) to which they may be subjected by reason of any act alleged to have been done or omitted to be done in connection with their service as Trustees of the Trust, including all fees and expenses reasonably incurred in their defense if Pactiv fails promptly to provide and diligently pursue such defense after having been requested to do so in writing. Regardless of whether Pactiv assumes such defense, counsel for such defense shall be selected by the indemnified Trustee. Defense costs shall be indemnified and paid as incurred in the course of the defense or investigation. The remedies provided by this Section 14 shall be cumulative and without prejudice to the assertion of any other rights. To the extent that a Trustee receives payment under any liability insurance or other indemnification arrangement with respect to a matter covered by this Section 14, that Trustee shall reimburse the party which has made payments to him or her hereunder, but no reimbursement shall be required except to the extent that the total which he or she has received from all sources is greater than the aggregate amount of his or her liability and expense with respect to that matter. No compromise or settlement, or the consent to the entering of a judgment in respect thereof, of any action, suit, proceeding or claim involving or made against any Trustee shall be made without the prior written consent of the Trustee. Pactiv agrees to purchase and keep in force, or cause one of its subsidiaries to purchase and keep in force, insurance policies fully covering the Trustees with respect to acts under and/or pursuant to this Trust.

15.      TRUST ADMINISTRATION

         The Trustees shall appoint a Trust Administrator, who shall serve at the pleasure of the Trustees. The Trust Administrator may resign or be removed, in either case upon 30 days' notice, which notice requirement may be waived by the Trustees in case of resignation or the Trust Administrator in the case of removal. In the event of the removal, resignation, death or incapacity of the Trust Administrator, the Trustees shall appoint a successor Trust Administrator. Funds may be released for payments hereunder only upon written instructions (or instructions via facsimile) signed by the Trust Administrator then acting and one of the Trustees then acting. For these purposes, the signature of one Trustee shall be deemed to be a signature on behalf of all of the Trustees.

         IN WITNESS WHEREOF, Pactiv has caused this Trust Agreement to be executed on its behalf by its officer thereunto duly authorized and each of the Trustees has duly executed this Trust Agreement, on the day and year first above written.

                                          TRUSTEES:


                                              /S/ Dana G. Mead
                                          -------------------------------------
                                          Dana G. Mead


                                              /S/ Theodore R. Tetzlaff
                                          -------------------------------------
                                          Theodore R. Tetzlaff


                                              /S/ Karl A. Stewart
                                          -------------------------------------
                                          Karl A. Stewart


                                              /S/ Stephen J. Smith
                                          -------------------------------------
                                          Stephen J. Smith


                                              /S/ Robert T. Blakely
                                          -------------------------------------
                                          Robert T. Blakely

PACTIV CORPORATION


By   /S/ James V. Faulkner
     ------------------------------------
Its  Vice President and General Counsel
     ------------------------------------

                                   APPENDIX A

Pactiv Corporation Deferred Compensation Plan
Pactiv Corporation Supplemental Executive Retirement Plan
Obligations under severance packages.
Corporate charitable commitments.